KRAMER LEVIN NAFTALIS & FRANKEL LLP

March 30, 2012

Guinness Atkinson™ Funds
21550 Oxnard Street, Suite 750
Woodland Hills, CA 91367
Re:	Guinness Atkinson™ Funds,
Registration No. 33-75340,
Post-Effective Amendment No. 56

Ladies and Gentlemen:

       We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 56 to Guinness Atkinson™ Funds’ Registration Statement on Form N-1A (Post-Effective Amendment No. 57 under the Investment Company Act of 1940).  In addition, we hereby consent to the incorporation by reference of our opinion as to the legality of the securities being registered, which was filed on June 17, 1998 as an Exhibit to Post-Effective Amendment No. 11.

Sincerely,

/s/Kramer Levin Naftalis & Frankel LLP

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